EXHIBIT 99.2

BLOCKBUSTER INC.

INTRODUCTION TO

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 8, 2007, Blockbuster Inc. (the “Company” or “Blockbuster”) completed the acquisition (the “Acquisition”) of all of the outstanding membership interests of Movielink, LLC (“Movielink”). Blockbuster purchased all of the outstanding membership interests of Movielink from MGM On Demand Inc., DIGICO Inc., SPDE - MF Holdings, Inc., Universal VOD Venture Holdings LLC, and WB - MF LLC for $7.0 million in cash, as adjusted for Movielink’s working capital at the closing. Additionally, the Company paid approximately $0.7 million of acquisition related expenses. The purchase price for the acquisition and acquisition related expenses was financed from the Company’s available cash.

The following unaudited pro forma condensed combined statements of operations, and notes thereto, assume that the Acquisition occurred as of January 1, 2006. The unaudited pro forma condensed combined balance sheet, and notes thereto, assumes that the Acquisition occurred on July 1, 2007. The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, (i) the audited consolidated financial statements of Blockbuster for the fiscal year ended December 31, 2006 and the unaudited interim consolidated financial statements of Blockbuster for the twenty-six weeks ended July 1, 2007, and (ii) the audited financial statements of Movielink for the fiscal year ended December 31, 2006 and the unaudited interim financial statements of Movielink for the six months ended June 30, 2007. Certain amounts in the Movielink historical financial statements have been reclassified to conform to classifications used by Blockbuster.

The Acquisition will be accounted for using the purchase method of accounting. As such, the purchase cost will be allocated to the identifiable tangible and intangible assets and liabilities of Movielink based upon their respective fair values. Additionally, approximately $0.8 million of the purchase cost was allocated to liabilities assumed for severance costs recorded in conjunction with Emerging Issues Task Force (“EITF”) No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. The purchase cost of the Acquisition was determined on the basis of cash paid. The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in this pro forma condensed combined financial information. The unaudited pro forma financial statements do not include, nor do they assume, any benefits from cost savings or synergies of operations of the combined companies.

The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the Acquisition taken place on the dates indicated or (ii) the future operations of the combined company. The following information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Blockbuster and Movielink might have looked like had the Acquisition taken place at an earlier date.

BLOCKBUSTER INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JULY 1, 2007

(In millions)

			Blockbuster and Movielink
	Blockbuster	Movielink	Pro forma Adjustments		Pro forma Combined
Assets
Current assets:
Cash and cash equivalents	$147.9	$2.1	$(7.7	) (a)	$142.3
Receivables	108.3	0.2	—		108.5
Merchandise inventories	303.1	—	—		303.1
Rental library, net	416.5	—	—		416.5
Deferred income taxes	14.1	—	—		14.1
Prepaid and other current assets	191.9	0.6	—		192.5

Total current assets	1,181.8	2.9	(7.7)		1,177.0
Property and equipment, net	499.9	2.1	1.4	(a)	503.4
Deferred income taxes	68.2	—	—		68.2
Intangibles, net	12.0	—	2.1	(a)	14.1
Goodwill	773.3	—	2.0	(a)	775.3
Other assets	22.9	0.1	—		23.0

	$2,558.1	$5.1	$(2.2)		$2,561.0

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$378.1	$0.2	$—		$378.3
Accrued expenses	567.3	1.8	0.8	(a)	569.9
Current portion of long-term debt	17.7	—	—		17.7
Current portion of capital lease obligations	10.2	—	—		10.2
Deferred income taxes	59.9	—	—		59.9

Total current liabilities	1,033.2	2.0	0.8		1,036.0
Long-term debt, less current portion	745.8	—	—		745.8
Capital lease obligations, less current portion	43.6	—	—		43.6
Other liabilities	83.5	0.1	—		83.6

	1,906.1	2.1	0.8		1,909.0
Total stockholders’ equity	652.0	3.0	(3.0	) (b)	652.0

	$2,558.1	$5.1	$(2.2)		$2,561.0

The accompanying notes are an integral part

of these unaudited pro forma condensed combined financial statements.

BLOCKBUSTER INC.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

(In millions, except per share amounts)

			Blockbuster and Movielink
	Blockbuster	Movielink	Pro forma Adjustments	Pro forma Combined
Revenues:
Rental revenues	$4,030.1	$2.4	$—	$4,032.5
Merchandise sales	1,432.2	0.7	—	1,432.9
Other revenues	61.2	1.0	—	62.2

	5,523.5	4.1	—	5,527.6

Cost of sales:
Cost of rental revenues	1,400.4	1.9	—	1,402.3
Cost of merchandise sold	1,075.3	0.7	—	1,076.0

	2,475.7	2.6	—	2,478.3

Gross profit	3,047.8	1.5	—	3,049.3

Operating expenses:
General and administrative	2,600.7	17.8	—	2,618.5
Advertising	154.3	4.4	—	158.7
Depreciation and intangible amortization	208.6	1.8	1.8 (c)	212.2
Impairment of goodwill and other long-lived assets	5.1	—	—	5.1

	2,968.7	24.0	1.8	2,994.5

Operating income (loss)	79.1	(22.5)	(1.8)	54.8
Interest expense	(101.6)	—	—	(101.6)
Interest income	9.9	0.5	—	10.4
Other items, net	4.1	—	—	4.1

Loss before income taxes	(8.5)	(22.0)	(1.8)	(32.3)
Benefit for income taxes	76.4	—	—	76.4

Income (loss) from continuing operations	67.9	(22.0)	(1.8)	44.1
Preferred stock dividends	(11.3)	—	—	(11.3)

Net income (loss) from continuing operations applicable to common stockholders	$56.6	$(22.0)	$(1.8)	$32.8

Net income (loss) from continuing operations per common share:
Basic	$0.30			$0.18

Diluted	$0.30			$0.17

Weighted-average common shares outstanding:
Basic	187.1			187.1

Diluted	189.0			189.0

The accompanying notes are an integral part

of these unaudited pro forma condensed combined financial statements.

BLOCKBUSTER INC.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE TWENTY-SIX WEEKS ENDED JULY 1, 2007

(In millions, except per share amounts)

			Blockbuster and Movielink
	Blockbuster	Movielink	Pro forma Adjustments	Pro forma Combined
Revenues:
Rental revenues	$2,015.7	$1.0	$—	$2,016.7
Merchandise sales	677.4	0.5	—	677.9
Other revenues	43.1	0.5	—	43.6

	2,736.2	2.0	—	2,738.2

Cost of sales:
Cost of rental revenues	828.6	0.8	—	829.4
Cost of merchandise sold	510.1	0.5	—	510.6

	1,338.7	1.3	—	1,340.0

Gross profit	1,397.5	0.7	—	1,398.2

Operating expenses:
General and administrative	1,278.8	9.0	—	1,287.8
Advertising	131.4	1.2	—	132.6
Depreciation and intangible amortization	97.1	0.8	0.9 (c)	98.8
Gain on sale of Gamestation	(77.7)	—	—	(77.7)

	1,429.6	11.0	0.9	1,441.5

Operating income (loss)	(32.1)	(10.3)	(0.9)	(43.3)
Interest expense	(44.7)	—	—	(44.7)
Interest income	3.8	0.1	—	3.9
Other items, net	1.3	—	—	1.3

Loss before income taxes	(71.7)	(10.2)	(0.9)	(82.8)
Provision for income taxes	(11.5)	—	—	(11.5)

Loss from continuing operations	(83.2)	(10.2)	(0.9)	(94.3)
Preferred stock dividends	(5.6)	—	—	(5.6)

Loss from continuing operations applicable to common stockholders	$(88.8)	$(10.2)	$(0.9)	$(99.9)

Loss from continuing operations per common share:
Basic	$(0.47)			$(0.53)

Diluted	$(0.47)			$(0.53)

Weighted-average common shares outstanding:
Basic	189.7			189.7

Diluted	189.7			189.7

The accompanying notes are an integral part

of these unaudited pro forma condensed combined financial statements.

BLOCKBUSTER INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

(Tabular dollars in millions)

(a)	Reflects Blockbuster’s use of cash on hand to complete the acquisition of Movielink and the preliminary estimate of the allocation of the excess purchase price paid for the Movielink assets acquired and liabilities assumed at their respective estimated fair values.

The total purchase price was determined as follows:

Cash paid in exchange for outstanding members’ interests of Movielink	$7.0
Estimated direct acquisition costs of the transaction	0.7

$7.7

The purchase price was allocated as follows:

Net assets of Movielink at June 30, 2007	$3.0
Liabilities assumed for estimated Movielink severance costs	(0.8)
Adjustment to reflect Movielink’s property and equipment at fair value	1.4
Estimated acquired library encoding costs	2.1
Allocation of excess purchase price to goodwill	2.0

$7.7

(b)	Reflects elimination of the historical equity of Movielink.

(c)	Reflects adjustments to the historical depreciation and intangible amortization expense resulting from the effects of the preliminary purchase price allocations associated with the acquisition of Movielink. The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in this pro forma condensed combined financial information. Both the acquired property and equipment and library encoding costs are assumed to have a weighted-average remaining useful life of approximately two years and are being depreciated or amortized on a straight-line basis over that period.